Exhibit 1
Schedule 13G-PDT, Inc.


                        AGREEMENT REGARDING SCHEDULE 13G

         The undersigned hereby confirm and agree that the Schedule 13G, and any and all amendments thereto, relating to beneficial ownership by the undersigned of Common Stock of PDT, Inc. filed with the Securities and Exchange Commission is filed on behalf of each of the undersigned.

Dated:  February  1, 1997


         By:               /s/ Donald K. McGhan
                           --------------------
                           Donald K. McGhan



                           McGhan Management, L.P.

                           By:  /s/ Donald K. McGhan
                                --------------------
                                Donald K. McGhan, General Partner